ALLIANCEBERNSTEIN VARIABLE
PRODUCTS SERIES FUND, INC.
EXHIBIT 77Q1
811-05398
FORM OF PLAN OF ACQUISITION AND
LIQUIDATION
ALLIANCEBERNSTEIN VARIABLE
PRODUCTS SERIES FUND, INC.
WITH RESPECT TO ITS SERIES
ALLIANCEBERNSTEIN BALANCED
SHARES PORTFOLIO
AND
ALLIANCEBERNSTEIN B ALANCED
WEALTH STRATEGY PORTFOLIO
As of
June 11, 2008
    This Plan of Acquisition and Liquidation
(the ?Plan?) has been adopted by the Board of
Directors of AllianceBernstein Variable
Products Series Fund, Inc., a Maryland
corporation (the ?Corporation?), as of this 11th
day of June, 2008, to provide for the
reorganization of AllianceBernstein Balanced
Shares Portfolio (the ?Acquired Portfolio?) into
AllianceBernstein Balanced Wealth Strategy
Portfolio (the ?Acquiring Portfolio?). The
Acquired Portfolio and the Acquiring Portfolio
(together, the ?Portfolios?) are each separate
series of the Corporation, an open-end
management investment company registered
with the Securities and Exchange Commission
(the ?SEC?) under the Investment Company Act
of 1940, as amended (the ?1940 Act?).
    The Board of Directors (the ?Board?) has
determined that it is in the best interest of the
stockholders of the Acquiring Portfolio and the
Acquired Portfolio that the Acquired Portfolio
transfer all of the assets attributable to its Class
A shares held by its stockholders
(?Stockholders?) in exchange for Class A shares
of equal net asset value of the Acquiring
Portfolio (?Class A Acquisition Shares?),
transfer all of the assets attributable to its Class
B shares held by its Stockholders in exchange
for Class B shares of equal net asset value of the
Acquiring Portfolio (?Class B Acquisition
Shares? and together with Class A Acquisition
Shares, the ?Acquisition Shares?) and distribute
Class A Acquisition Shares and Class B
Acquisition Shares, respectively, of the
Acquired Portfolio and that the Corporation
redeem the outstanding shares (the ?Acquired
Portfolio Shares?) of the Acquired Portfolio, all
as provided for below (the ?Acquisition?).
    In this Plan of Acquisition, any references
to a Portfolio taking action shall mean and
include all necessary actions of the Corporation
on behalf of a Portfolio, unless the context of
this Plan of Acquisition or the 1940 Act requires
otherwise.
    The Corporation intends that the
Acquisition qualify as a ?reorganization? within
the meaning of Section 368(a) of the United
States Internal Revenue Code of 1986, as
amended (the ?Code?), and any successor
provisions, and that with respect to the
Acquisition, the Acquiring Portfolio and the
Acquired Portfolio will each be a ?party to a
reorganization? within the meaning of
Section 368(b) of the Code.
1.	Definitions
    In addition to the terms elsewhere defined herein, each of the following terms shall have the meaning indicated for that term as follows:




1933 Act
Securities Act
of 1933, as
amended.


Assets
All assets of
any kind and
all interests,
rights,
privileges and
powers of or
attributable to
the Acquired
Portfolio or
its shares, as
appropriate,
whether or
not
determinable
at the
Effective
Time (as
defined
herein) and
wherever
located,
including,
without
limitation, all
cash, cash
equivalents,
securities,
claims
(whether
absolute or
contingent,
known or
unknown,
accrued or
unaccrued or
conditional or
unmatured),
contract
rights and
receivables
(including
dividend and
interest
receivables)
owned by the
Acquired
Portfolio or
attributable to
its shares and
any deferred
or prepaid
expense,
other than
unamortized
organizational
expenses,
shown as an
asset on the
Acquired
Portfolio?s
books.


Closing
Date
Such date as
the officers of
the
Corporation
shall
designate.


Effective
Time
5:00 p.m.,
Eastern Time,
on the
Closing Date,
or such other
time as the
officers of the
Corporation
shall
designate.


Financial
Statements
The audited
financial
statements of
the relevant
Portfolio for
its most
recently
completed
fiscal year
and, if
applicable,
the unaudited
financial
statements of
that Portfolio
for its most
recently
completed
semi-annual
period.


Liabilities
All liabilities,
expenses and
obligations of
any kind
whatsoever of
the Acquired
Portfolio,
whether
known or
unknown,
accrued or
unaccrued,
absolute or
contingent or
conditional or
unmatured.


N-14
Registration
Statement
The
Registration
Statement of
the Acquiring
Portfolio on
Form N-14
under the
1940 Act that
will register
the
Acquisition
Shares to be
issued in the
Acquisition.


Valuation
Time
The close of
regular
session
trading on the
New York
Stock
Exchange
(?NYSE?) on
the Closing
Date, when
for purposes
of the Plan,
the
Corporation
determines
the net asset
value per
Acquisition
Share of the
Acquiring
Portfolio and
the net value
of the assets
of the
Acquired
Portfolio.


NAV
A Portfolio?s
net asset
value is
calculated by
valuing and
totaling assets
and then
subtracting
liabilities and
then dividing
the balance
by the
number of
shares that are
outstanding.
2.	Regulatory Filings
    The Acquiring Portfolio shall promptly
prepare and file the N-14 Registration Statement
with the SEC, and the Acquiring Portfolio and
the Acquired Portfolio also shall make any other
required or appropriate filings with respect to the
actions contemplated hereby.
3.	Transfer of the Acquired Portfolio?s Assets
    The Acquiring Portfolio and the Acquired
Portfolio shall take the following steps with
respect to the Acquisition, as applicable:
(a)	On or prior to the Closing Date, the
Acquired Portfolio shall pay or
provide for the payment of all of the
Liabilities, expenses, costs and
charges of or attributable to the
Acquired Portfolio that are known to
the Acquired Portfolio and that are
due and payable prior to or as of the
Closing Date.
(b)	Prior to the Effective Time, except to
the extent prohibited by Rule 19b-1
under the 1940 Act, the Acquired
Portfolio will declare to Acquired
Portfolio Stockholders of record a
dividend or dividends which,
together with all previous such
dividends, shall have the effect of
distributing (a) all the excess of
(i) the Acquired Portfolio?s
investment income excludable from
gross income under Section 103(a) of
the Code over (ii) the Acquired
Portfolio?s deductions disallowed
under Sections 265 and 171(a)(2) of
the Code, (b) all of the Acquired
Portfolio?s investment company
taxable income (as defined in Code
Section 852), (computed in each case
without regard to any deduction for
dividends paid), and (c) all of the
Acquired Portfolio?s net realized
capital gain (as defined in Code
Section 1222), if any (after reduction
for any capital loss carryover), for the
taxable year ending on December 31,
2007 and for the short taxable year
beginning on January 1, 2008, and
ending on the Closing Date. Such
dividends will be declared and paid
to ensure continued qualification of
the Acquired Portfolio as a
?regulated investment company? for
tax purposes and to eliminate fund-
level tax.
(c)	At the Effective Time, the Acquired
Portfolio shall assign, transfer,
deliver and convey the Assets to the
Acquiring Portfolio, subject to the
Liabilities, and the Acquiring
Portfolio shall then accept the Assets
and assume the Liabilities such that
at and after the Effective Time (i) the
Assets at and after the Effective Time
shall become and be assets of the
Acquiring Portfolio, and (ii) the
Liabilities at the Effective Time shall
attach to the Acquiring Portfolio, and
shall be enforceable against the
Acquiring Portfolio to the same
extent as if initially incurred by the
Acquiring Portfolio. The Corporation
shall redeem the outstanding shares
of the Acquired Portfolio by issuance
of shares of Acquiring Portfolio as
described more fully below.
(d)	Within a reasonable time prior to the
Closing Date, the Acquired Portfolio
shall provide, if requested, a list of
the Assets to the Acquiring Portfolio.
The Acquired Portfolio may sell any
asset on such list prior to the
Effective Time. After the Acquired
Portfolio provides such list, the
Acquired Portfolio will not acquire
any additional securities or permit to
exist any encumbrances, rights,
restrictions or claims not reflected on
such list, without the approval of the
Acquiring Portfolio. Within a
reasonable time after receipt of the
list and prior to the Closing Date, the
Acquiring Portfolio will advise the
Acquired Portfolio in writing of any
investments shown on the list that the
Acquiring Portfolio has determined
to be inconsistent with its investment
objective, policies and restrictions.
The Acquired Portfolio will dispose
of any such securities prior to the
Closing Date to the extent practicable
and consistent with applicable legal
requirements, including the Acquired
Portfolio?s investment objectives,
policies and restrictions. In addition,
if the Acquiring Portfolio determines
that, as a result of the Acquisition,
the Acquiring Portfolio would own
an aggregate amount of an
investment that would exceed a
percentage limitation applicable to
the Acquiring Portfolio, the
Acquiring Portfolio will advise the
Acquired Portfolio in writing of any
such limitation and the Acquired
Portfolio shall dispose of a sufficient
amount of such investment as may be
necessary to avoid the limitation as of
the Effective Time, to the extent
practicable and consistent with
applicable legal requirements,
including the Acquired Portfolio?s
investment objectives, policies and
restrictions.
(e)	The Acquired Portfolio shall assign,
transfer, deliver and convey the
Assets to the Acquiring Portfolio at
the Effective Time on the following
basis:
(1)	The value of the Assets less
the Liabilities of the Acquired
Portfolio attributable to shares
of Class A held by
Stockholders and shares of
Class B held by Stockholders,
determined as of the Valuation
Time, shall be divided by the
then NAV of one Class A and
Class B Acquisition Share, as
applicable, and, in exchange
for the transfer of the Assets,
the Acquiring Portfolio shall
simultaneously issue and
deliver to the Acquired
Portfolio the number of Class
A and Class B Acquisition
Shares (including fractional
shares) so determined,
rounded to the second decimal
place or such other decimal
place as the officers of the
Corporation shall designate;
(2)	The NAV of Class A and
Class B Acquisition Shares to
be delivered to the Acquired
Portfolio shall be determined
as of the Valuation Time in
accordance with the Acquiring
Portfolio?s then applicable
valuation procedures, and the
net value of the Assets to be
conveyed to the Acquiring
Portfolio shall be determined
as of the Valuation Time in
accordance with the then
applicable valuation
procedures of the Acquired
Portfolio; and
(3)	The portfolio securities of the
Acquired Portfolio shall be
made available by the
Acquired Portfolio to The
Bank of New York, as
custodian for the Acquiring
Portfolio (the ?Custodian?),
for examination no later than
five business days preceding
the Valuation Time. On the
Closing Date, such portfolio
securities and all the Acquired
Portfolio?s cash shall be
delivered by the Acquired
Portfolio to the Custodian for
the account of the Acquiring
Portfolio, such portfolio
securities to be duly endorsed
in proper form for transfer in
such manner and condition as
to constitute good delivery
thereof in accordance with the
custom of brokers or, in the
case of portfolio securities
held in the U.S. Treasury
Department?s book-entry
system or by The Depository
Trust Company, Participants
Trust Company or other third
party depositories, by transfer
to the account of the
Custodian in accordance with
Rule 17f-4, Rule 17f-5 or Rule
17f-7, as the case may be,
under the 1940 Act and
accompanied by all necessary
federal and state stock transfer
stamps or a check for the
appropriate purchase price
thereof. The cash delivered
shall be in the form of
currency or certified or official
bank checks, payable to the
order of the Custodian, or
shall be wired to an account
pursuant to instructions
provided by the Acquiring
Portfolio.
(f)	Promptly after the Closing Date, the
Acquired Portfolio will deliver to the
Acquiring Portfolio a Statement of
Assets and Liabilities of the Acquired
Portfolio as of the Closing Date.
4.	Termination of the Acquired Portfolio,
Registration of Acquisition Shares and
Access to Records
    The Acquired Portfolio and the Acquiring
Portfolio also shall take the following steps, as
applicable:
(a)	At or as soon as reasonably practical
after the Effective Time, the
Acquired Portfolio shall terminate by
transferring pro rata to its Class A
Stockholders of record Class A
Acquisition Shares received by the
Acquired Portfolio pursuant to
Section 3(e)(1) of this Plan and to its
Class B Stockholders of record Class
B Acquisition Shares received by the
Acquired Portfolio pursuant to
Section 3(e)(1) of this Plan. The
Acquiring Portfolio shall establish
accounts on its share records and note
on such accounts the names of the
former Acquired Portfolio
Stockholders and the types and
amounts of the Acquisition Shares
that former Acquired Portfolio
Stockholders are due based on their
respective holdings of the Acquired
Portfolio Shares as of the close of
business on the Closing Date.
Fractional Acquisition Shares shall
be carried to the second decimal
place. The Acquiring Portfolio shall
not issue certificates representing the
Acquisition Shares in connection
with such exchange. All issued and
outstanding Acquired Portfolio
Shares will be simultaneously
redeemed and cancelled on the books
of the Acquired Portfolio. Ownership
of the Acquisition Shares will be
shown on the books of the Acquiring
Portfolio?s transfer agent.
Following distribution by the
Acquired Portfolio to its
Stockholders of all Acquisition
Shares delivered to the Acquired
Portfolio, the Acquired Portfolio
shall wind up its affairs and shall take
all steps as are necessary and proper
to terminate as soon as is reasonably
possible after the Effective Time.
(b)	At and after the Closing Date, the
Acquired Portfolio shall provide the
Acquiring Portfolio and its transfer
agent with immediate access to:
(i) all records containing the names,
addresses and taxpayer identification
numbers of all of the Acquired
Portfolio?s Stockholders and the
number and percentage ownership of
the outstanding shares of the
Acquired Portfolio owned by
Stockholders as of the Effective
Time, and (ii) all original
documentation (including all
applicable Internal Revenue Service
forms, certificates, certifications and
correspondence) relating to the
Acquired Portfolio Stockholders?
taxpayer identification numbers and
their liability for or exemption from
back-up withholding. The Acquired
Portfolio shall preserve and maintain,
or shall direct its service providers to
preserve and maintain, records with
respect to the Acquired Portfolio as
required by Section 31 of, and Rules
31a-1 and 31a-2 under, the 1940 Act.
5.	Conditions to Consummation of the
Acquisition
    The consummation of the Acquisition shall
be subject to the following conditions precedent:
(a)	There shall have been no material
adverse change in the financial
condition, results of operations,
business, properties or assets of the
Acquiring Portfolio or the Acquired
Portfolio since the date of the most
recent Financial Statements. Negative
investment performance shall not be
considered a material adverse
change.
(b)	The Corporation shall have received
an opinion of Seward & Kissel LLP,
substantially to the effect that for
federal income tax purposes:
(1)	The Acquisition will
constitute a ?reorganization?
within the meaning of
Section 368(a) of the Code
and that the Acquiring
Portfolio and the Acquired
Portfolio will each be ?a party
to a reorganization? within the
meaning of Section 368(b) of
the Code;
(2)	A Stockholder of the Acquired
Portfolio will recognize no
gain or loss on the exchange
of the Stockholder?s shares of
the Acquired Portfolio solely
for Acquisition Shares;
(3)	Neither the Acquired Portfolio
nor the Acquiring Portfolio
will recognize any gain or loss
upon the transfer of all of the
Assets to the Acquiring
Portfolio in exchange for
Acquisition Shares and the
assumption by the Acquiring
Portfolio of the Liabilities
pursuant to this Plan or upon
the distribution of Acquisition
Shares to Stockholders of the
Acquired Portfolio in
exchange for their respective
shares of the Acquired
Portfolio;
(4)	The holding period and tax
basis of the Assets acquired by
the Acquiring Portfolio will be
the same as the holding period
and tax basis that the Acquired
Portfolio had in such Assets
immediately prior to the
Acquisition;
(5)	The aggregate tax basis of
Acquisition Shares received in
connection with the
Acquisition by each
Stockholder of the Acquired
Portfolio (including any
fractional share to which the
Stockholder may be entitled)
will be the same as the
aggregate tax basis of the
shares of the Acquired
Portfolio surrendered in
exchange therefor, and
increased by any gain
recognized on the exchange;
(6)	The holding period of
Acquisition Shares received in
connection with the
Acquisition by each
Stockholder of the Acquired
Portfolio (including any
fractional share to which the
stockholder may be entitled)
will include the holding period
of the shares of the Acquired
Portfolio surrendered in
exchange therefor, provided
that such Acquired Portfolio
shares constitute capital assets
in the hands of the
Stockholder as of the Closing
Date; and
(7)	The Acquiring Portfolio will
succeed to the capital loss
carryovers of the Acquired
Portfolio but the use of the
Acquiring Portfolio?s existing
capital loss carryovers (as well
as the carryovers of the
Acquired Portfolio) may be
subject to limitation under
Section 383 of the Code after
the Acquisition.
The opinion will be based on certain
factual certifications made by officers
of the Portfolios and will also be
based on customary assumptions and
subject to certain qualifications. The
opinion is not a guarantee that the tax
consequences of the Acquisition will
be as described above.
Notwithstanding this subparagraph
(b), Seward & Kissel LLP will
express no view with respect to the
effect of the Acquisition on any
transferred asset as to which any
unrealized gain or loss is required to
be recognized at the end of a taxable
year (or on the termination or transfer
thereof) under federal income tax
principles. Each Portfolio shall
provide additional factual
representations to Seward & Kissel
LLP with respect to the Portfolios
that are reasonably necessary to
enable Seward & Kissel LLP to
deliver the tax opinion.
Notwithstanding anything in this Plan
to the contrary, neither Portfolio may
waive in any material respect the
conditions set forth under this
subparagraph (b).
(c)	The N-14 Registration Statement
shall have become effective under the
1933 Act as to the Acquisition
Shares, and the SEC shall not have
instituted and, to the knowledge of
the Acquiring Portfolio, is not
contemplating instituting any stop
order suspending the effectiveness of
the N-14 Registration Statement.
(d)	No action, suit or other proceeding
shall be threatened or pending before
any court or governmental agency in
which it is sought to restrain or
prohibit, or obtain damages or other
relief in connection with the
Acquisition.
(e)	The SEC shall not have issued any
unfavorable advisory report under
Section 25(b) of the 1940 Act nor
instituted any proceeding seeking to
enjoin consummation of the
Acquisition under Section 25(c) of
the 1940 Act.
(f)	The Acquired Portfolio shall have
received a letter from
AllianceBernstein L.P. (the
?Adviser?) with respect to insurance
matters in form and substance
satisfactory to the Acquired Portfolio.
(g)	The Acquiring Portfolio shall have
received a letter from the Adviser
agreeing to indemnify the Acquiring
Portfolio in respect of certain
liabilities of the Acquired Portfolio in
form and substance satisfactory to the
Acquiring Portfolio.
6.	Closing
(a)	The Closing shall be held at the
offices of the Corporation, 1345
Avenue of the Americas, New York,
New York 10105, or at such other
place as the officers of the
Corporation may designate.
(b)	In the event that at the Valuation
Time (i) the NYSE shall be closed to
trading or trading thereon shall be
restricted, or (ii) trading or the
reporting of trading on said Exchange
or elsewhere shall be disrupted so
that accurate appraisal of the value of
the net assets of the Acquired
Portfolio or the Acquiring Portfolio is
impracticable, the Closing Date shall
be postponed until the first business
day after the day when trading shall
have been fully resumed and
reporting shall have been restored;
provided that if trading shall not be
fully resumed and reporting restored
within three business days of the
Valuation Time, this Plan may be
terminated by the Board.
(c)	The Acquiring Portfolio will provide
to the Acquired Portfolio evidence
satisfactory to the Acquired Portfolio
that Acquisition Shares issuable
pursuant to the Acquisition have been
credited to the Acquired Portfolio?s
account on the books of the
Acquiring Portfolio. After the
Closing Date, the Acquiring Portfolio
will provide to the Acquired Portfolio
evidence satisfactory to the Acquired
Portfolio that such Shares have been
credited pro rata to open accounts in
the names of the Acquired Portfolio
Stockholders.
(d)	At the Closing, each party shall
deliver to the other such bills of sale,
instruments of assumption of
liabilities, checks, assignments, stock
certificates, receipts or other
documents as such other party or its
counsel may reasonably request in
connection with the transfer of assets,
assumption of liabilities and
liquidation contemplated by this
Plan.
7.	Termination of Plan
    A majority of the Corporation?s Board may
terminate this Plan before the applicable
Effective Time if: (i) any of the conditions
precedent set forth herein are not satisfied; or
(ii) the Board determines that the consummation
of the Acquisition is not in the best interests of
either Portfolio or its Stockholders.
8.	Termination of the Acquired Portfolio
    If the Acquisition is consummated, the
Acquired Portfolio shall terminate its
registration under the 1940 Act and the 1933 Act
and will terminate.
9.	Expenses
    The Acquisition expenses shall be borne
[_________________________________].





SK 00250 0292 879786


ALLIANCEBERNSTEIN VARIABLE
PRODUCTS SERIES FUND, INC.
EXHIBIT 77Q1
811-05398
AVP-BALANCED WEALTH

Acquisition of Assets of AVP-
Balanced Shares by AVP-Balanced
Wealth

      RESOLVED, that the form
and provisions of the  Plan of
Acquisition and Liquidation (the
"Plan") between AllianceBernstein
Variable Products Series Fund,
Inc.-Balanced Wealth Strategy
Portfolio and AllianceBernstein
Variable Products Series Fund,
Inc.-Balanced Shares Portfolio (the
"constituent parties"), governing the
proposed acquisition of the assets of
AVP-Balanced Shares by
AVP-Balanced Wealth, the form of
which was presented to, and is
directed to be filed with the minutes
of, this Meeting are hereby declared
advisable, authorized, and approved,
and that the Chairman, the President,
any Vice President and the Secretary
or Assistant Secretary is hereby
authorized and instructed in the
name and on behalf of
AVP-Balanced Wealth to execute
and deliver to AVP-Balanced Shares
the Plan substantially in the form
presented to and filed with the
minutes of the Meeting, with such
changes as the officers implementing
the same shall in their discretion
determine to be necessary,
convenient or appropriate to carry
the Plan into effect, such
determination and this Board's
authorization thereof to be
conclusively demonstrated by their
affixing their signatures thereto;

      RESOLVED, that, on the
basis of the materials reviewed and
the matters discussed at this Meeting
and in preparation for this Meeting,
the Directors hereby determine,
pursuant to the requirements of Rule
17a-8 under the Act, as amended,
that (i) participation in the
transactions contemplated by the
Plan is in the best interests of
AVP-Balanced Wealth and (ii) the
interests of the existing stockholders
of AVP-Balanced Wealth will not be
diluted as a result of its effecting
such transactions, having taken into
account the respective investment
objectives and policies of the
constituent parties, the fees and
expenses to be borne by the
constituent parties in connection with
the transactions contemplated by the
Plan, the current portfolio
composition of the constituent
parties, the undistributed realized
long-term gains and losses of the
constituent parties, federal income
tax consequences of the acquisition
to stockholders, any tax benefits
available to any of the constituent
parties, the average stockholder's
account size, and other relevant
factors;

         RESOLVED, that the
Secretary of AVP-Balanced Wealth
is hereby authorized and directed, in
the name and on behalf of AVP-
Balanced Wealth, to prepare and file
or cause to be filed prospectus
supplements or post-effective
amendments to AVP-Balanced
Wealth?s registration statement, as
deemed necessary or appropriate, in
connection with the transactions
contemplated by these resolutions;


Registration Statement on Form N-14

      RESOLVED, that the filing
with the Commission of a
Registration Statement on Form N-
14 for purposes of registering the
shares of common stock of AVP-
Balanced Wealth to be issued
pursuant to the Plan is hereby
approved and that each of the
appropriate officers or Directors of
AVP-Balanced Wealth is hereby
authorized and directed to prepare,
execute and file with the
Commission the Registration
Statement on Form N-14, including
any and all amendments thereof and
supplements thereto, to be in such
form as the officer or Director
executing the same shall approve,
such approval to be conclusively
evidenced by his or her execution
thereof;

Issuance of Shares of Common
Stock

      RESOLVED, that a sufficient
number of shares of the authorized
but unissued common stock of AVP-
Balanced Wealth shall be and hereby
is reserved for issuance upon the
closing of the transactions
contemplated in the Plan and that the
issuance of shares of common stock
of AVP-Balanced Wealth as
contemplated in the Plan is hereby
authorized, on the conditions that the
actual value of the consideration to
be received by AVP-Balanced
Wealth for such shares will have a
value in the aggregate equal to the
net assets of AVP-Balanced Shares
and that when such shares are issued
pursuant to the Plan, they will be
validly issued, fully paid and non-
assessable;

      RESOLVED, that the
appropriate officers of AVP-
Balanced Wealth be, and each of
them hereby is, authorized and
empowered in the name and on
behalf of AVP-Balanced Wealth to
take such action as may be necessary
to cause the shares of common stock
of AVP-Balanced Wealth to be
issued pursuant to the Plan;

General Authorization

      RESOLVED, that the
corporate seal of AVP may be
affixed to any instrument or
document executed pursuant to the
foregoing resolutions; and

      RESOLVED, that in addition
to and without limiting the
foregoing, the officers of AVP-
Balanced Wealth be, and each of
them hereby is, authorized and
empowered, in the name and on
behalf of AVP-Balanced Wealth, to
make all such arrangements, to do
and perform all such acts and things,
as they may deem necessary or
appropriate in order to effectuate
fully the purpose of each and all of
the foregoing resolutions.


AVP-BALANCED SHARES

Sale of Assets and Dissolution of
AVP-Balanced Shares

         RESOLVED, that the
form and provisions of the Plan of
Acquisition and Liquidation (the
"Plan") between AllianceBernstein
Variable Products Series Fund, Inc. ?
Balanced Wealth Strategy Portfolio
and AllianceBernstein Variable
Products Series Fund, Inc.-Balanced
Shares Portfolio (the "constituent
parties"), governing the proposed
acquisition of the assets of AVP-
Balanced Shares by AVP-Balanced
Wealth, the form of which was
presented to, and is directed to be
filed with the minutes of, this
Meeting and the subsequent
dissolution of AVP-Balanced Shares
are hereby declared advisable,
authorized, and approved, and that
the Chairman, the President, any
Vice President and the Secretary or
Assistant Secretary is hereby
authorized and instructed in the
name and on behalf of AVP-
Balanced Shares to execute and
deliver to AVP-Balanced Wealth the
Plan substantially in the form
presented to and filed with the
minutes of the Meeting, with such
changes as the officers implementing
the same shall in their discretion
determine to be necessary,
convenient or appropriate to carry
the Plan into effect, such
determination and this Board's
authorization thereof to be
conclusively demonstrated by their
affixing their signatures thereto;

         RESOLVED, that the
transfer of all of the assets of AVP-
Balanced Shares to AVP-Balanced
Wealth pursuant to the Plan is hereby
authorized and approved in
accordance with Section 3-104(a)(5)
of the MGCL;

         RESOLVED, that the
proper officers of AVP-Balanced
Shares be and they are, and each of
them is, hereby authorized to cause
AVP-Balanced Shares to exchange
the assets of AVP-Balanced Shares
for shares of the applicable classes of
common stock of AVP-Balanced
Wealth and to distribute such shares
of common stock to the stockholders
of AVP-Balanced Shares in complete
liquidation and dissolution thereof,
all in accordance with the terms and
subject to the conditions contained in
the Plan;

         RESOLVED, that, on the
basis of the materials reviewed and
the matters discussed at this Meeting
and in preparation for this Meeting,
the Directors of AVP-Balanced
Shares hereby determine, pursuant to
the requirements of Rule 17a-8 under
the Act, as amended, that (i)
participation in the transactions
contemplated by the Plan is in the
best interests of AVP-Balanced
Shares and (ii) the interests of the
existing stockholders of AVP-
Balanced Shares will not be diluted
as a result of its effecting such
transactions, having taken into
account the respective investment
objectives and policies of the
constituent parties, the fees and
expenses to be borne by the
constituent parties in connection with
the transactions contemplated by the
Plan, the current portfolio
composition of the constituent
parties, the undistributed realized
long-term gains and losses of the
constituent parties, federal income
tax consequences of the acquisition
to stockholders, any tax benefits
available to any of the constituent
parties, the average stockholder's
account size, and other relevant
factors;

         RESOLVED, that the
Secretary of AVP-Balanced Shares is
hereby authorized and directed, in
the name and on behalf of AVP-
Balanced Shares, to prepare and file
or cause to be filed prospectus
supplements or post-effective
amendments to AVP-Balanced
Shares? registration statement, as
deemed necessary or appropriate, in
connection with the transactions
contemplated by these resolutions;

Dividend

         RESOLVED, that
pursuant to the Plan, for the purpose
of eliminating all liability for
corporate-level tax imposed pursuant
to Subchapter M of the Internal
Revenue Code of 1986, as amended,
AVP-Balanced Shares, as necessary,
hereby is authorized to declare a
dividend or dividends payable on the
liquidation date of AVP-Balanced
Shares (or such other date
determined by the constituent parties
prior to the liquidation date) to AVP-
Balanced Shares stockholders of
record for such taxable years as may
be applicable, said payments to
supersede any schedule previously
approved by the Board of Directors;

Registration Statement on Form N-
14

         RESOLVED, that the
Board of Directors hereby approves
the form of the prospectus as part of
the Registration Statement on Form
N-14 to be filed by AVP-Balanced
Wealth for purposes of registering
the shares of common stock of AVP-
Balanced Wealth to be issued
pursuant to the Plan, subject to such
changes in form and substance as
may be approved by any officer or
officers of AVP-Balanced Shares;
and

General Authorization

         RESOLVED, that the
corporate seal of AVP may be
affixed to any instrument or
document executed pursuant to the
foregoing resolutions; and

         RESOLVED, that in
addition to and without limiting the
foregoing, the officers of AVP-
Balanced Shares be, and each of
them hereby is, authorized and
empowered, in the name and on
behalf of AVP-Balanced Shares, to
make all such arrangements, to do
and perform all such acts and things,
as they may deem necessary or
appropriate in order to effectuate
fully the purpose of each and all of
the foregoing resolutions.









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